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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT.

The following corporations and limited liabilities are direct or indirect subsidiaries of the registrant. Each does business under its own name, except that The Finance Company also does business under the name Old Dominion Acceptance, Inc.

 Name                                           State or other jurisdiction of
                                                  incorporation or organization
 CPS Leasing, Inc.                                            DE
 CPS Marketing, Inc.                                          CA
 CPS Receivables LLC                                          CA
 CPS Receivables Two LLC                                      DE
 TFC Enterprises LLC                                          DE
 CPS Receivables Three LLC                                    DE
 CPS Residual Corp.                                           DE
 Page Funding LLC                                             DE
 Page Three Funding LLC                                       DE
 Canyon Receivables LLC                                       DE
 Folio Funding LLC                                            DE
 Folio Funding II LLC                                         DE
 Mercury Finance Corporation of Alabama                       AL
 Mercury Finance Company of Colorado                          DE
 Gulfco Investment, Inc.                                      LA
 Gulfco Finance Company                                       LA
 Midland Finance Co.                                          IL
 MFN Insurance Company                                 Turks and Caicos
 Mercury Finance Company LLC                                  DE